                                      News Release
                                                                                          Cory T. Walker
     February 7, 2011                                                          Chief Financial Officer
                                                                                            (386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES
A 35.9% INCREASE IN FOURTH-QUARTER NET INCOME

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its net income and net income per share for the fourth quarter of 2010.

Net income for the fourth quarter of 2010 was $32,146,000, or $0.22 per share, compared with $23,653,000, or $0.17 per share for the same quarter of 2009.  Total revenue for the fourth quarter ended December 31, 2010 was $229,938,000, compared with 2009 fourth-quarter revenue of $214,162,000.

Total revenue for the twelve months ended December 31, 2010 was $973,492,000, compared with total revenue for the twelve months ended December 31, 2009 of $967,877,000.  Net income for the twelve-month period ended December 31, 2010 was $161,752,000, or $1.12 per share, compared with $153,294,000, or $1.08 per share, for the same period of 2009.

J. Powell Brown, President and Chief Executive Officer of Brown & Brown, Inc., noted, "2010 was another challenging year and yet we continued to add value for our clients and grow our business.  We are proud of all of our team members.  Our fourth-quarter and annual results are a testament to the dedication of our people."

Brown & Brown, Inc., through its subsidiaries offers a broad range of insurance and reinsurance products and services.  Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' seventh largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to future financial results and to acquisition opportunities. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the effects of legislative and regulatory changes in Florida pertaining to the insurance industry, including those relating to coastal property coverages; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Indiana, Michigan, New Jersey, New York, Pennsylvania, Texas and/or Washington, where significant portions of the Company's business are concentrated; and the cost and impact on the Company of previously disclosed regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

# # #

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
  (in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31

	2010	2009	2010	2009
REVENUES

Commissions and fees	$229,088	$213,288	$966,917	$964,863
Investment income	304	216	1,326	1,161
Other income, net	546	658	5,249	1,853
Total revenues	229,938	214,162	973,492	967,877

EXPENSES

Employee compensation and benefits	122,264	115,107	487,820	484,680
Non-cash stock-based compensation	1,615	2,115	6,845	7,358
Other operating expenses	34,595	36,382	135,851	143,389
Amortization	13,370	12,485	51,442	49,857
Depreciation	3,141	3,285	12,639	13,240
Interest	3,624	3,711	14,471	14,599
Change in estimated acquisition earn-out payables	(638)	-	(1,674)	-
Total expenses	177,971	173,085	707,394	713,123

Income before income taxes	51,967	41,077	266,098	254,754

Income taxes	19,821	17,424	104,346	101,460

Net income	$ 32,146	$ 23,653	$161,752	$153,294
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Net income per share:
Basic	$0.23	$0.17	$1.14	$1.08
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Diluted	$0.22	$0.17	$1.12	$1.08
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Weighted average number of shares outstanding:
Basic	138,190	137,531	137,924	137,173
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Diluted	139,660	137,779	139,318	137,507
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Dividends declared per share	$0.08	$0.0775	$0.3125	$0.3025
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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended December 31, 2010
(in thousands)
(unaudited)

	Quarter Ended 12/31/10	Quarter Ended 12/31/09	Total Net Change	Total Net Growth %	Less Acquisition Revenues	Internal Net Growth $	Internal Net Growth %

Florida Retail
	$ 37,382	$ 37,014	$ 368	1.0%	$ 1,452	$(1,084)	(2.9)%
National Retail	74,589	71,527	3,062	4.3%	5,588	(2,526)	(3.5)%
Western Retail	22,375	22,594	(219)	(1.0)%	2,131	(2,350)	(10.4)%
Total Retail	134,346	131,135	3,211	2.4%	9,171	(5,960)	(4.5)%

Professional Programs	10,842	11,493	(651)	(5.7)%	-	(651)	(5.7)%
Special Programs	30,107	30,417	(310)	(1.0)%	-	(310)	(1.0)%
Total National Programs	40,949	41,910	(961)	(2.3)%	-	(961)	(2.3)%

Wholesale Brokerage	31,433	31,389	44	0.1%	59	(15)	0.0%

Services	15,975	8,049	7,926	98.5%	7,987	(61)	(0.8)%

Total Core Commissions
and Fees (1)	$222,703	$212,483	$10,220	4.8%	$17,217	$(6,997)	(3.3)%
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Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
For the Three Months Ended December 31, 2010 and 2009
(in thousands)
(unaudited)

	Quarter Ended 12/31/10	Quarter Ended 12/31/09
Total core commissions and fees(1)	$222,703	$212,483
Contingent commissions	6,385	484
Divested business	-	321

Total commission & fees	$229,088	$213,288
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(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent   commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Brown & Brown, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)
(unaudited)

	December 31,	December 31,

	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$ 272,984	$ 197,113
Restricted cash and investments	123,594	155,257
Short-term investments	7,678	8,213
Premiums, commissions and fees receivable	214,446	209,462
Deferred income taxes	20,076	11,791
Other current assets	14,031	31,863
Total current assets	652,809	613,699

Fixed assets, net	59,713	61,467
Goodwill	1,194,827	1,074,397
Amortizable intangible assets, net	481,900	468,862
Other assets	11,565	5,801
Total assets	$2,400,814	$2,224,226
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LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 311,346	$ 310,296
Premium deposits and credits due customers	28,509	37,715
Accounts payable	33,693	17,431
Accrued expenses and other liabilities	94,947	96,387
Current portion of long-term debt	1,662	17,124
Total current liabilities	470,157	478,953

Long-term debt	250,067	250,209

Deferred income taxes, net	146,482	115,609

Other liabilities	27,764	9,581

Shareholders' equity:
Common stock, par value $0.10 per share;
authorized 280,000 shares; issued and
outstanding 142,795 at 2010 and 142,076 at 2009	14,279	14,208
Additional paid-in capital	286,997	267,856
Retained earnings	1,205,061	1,087,805
Accumulated other comprehensive income	7	5

Total shareholders' equity	1,506,344	1,369,874

Total liabilities and shareholders' equity	$2,400,814	$2,224,226
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